UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 3, 2009

NetApp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
495 East Java Drive
Sunnyvale, CA 94089
(Address of principal executive offices, including zip code)
(408) 822-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 3, 2009, NetApp, Inc., a Delaware corporation (“NetApp”), Data Domain, Inc., a Delaware corporation (“Data Domain”), Kentucky Merger Sub One Corporation, a Delaware corporation and a direct, wholly-owned subsidiary of NetApp (“Merger Sub One”), and Derby Merger Sub Two LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of NetApp (“Merger Sub Two” and together with Merger Sub One, the “Merger Subs”), entered into Amendment No. 1 (the “Amendment”) to the Agreement and Plan of Merger, dated as of May 20, 2009, by and among NetApp, Data Domain and the Merger Subs (as amended, the “Merger Agreement”). Under the revised terms, the aggregate merger consideration payable by NetApp to the Data Domain stockholders in connection with the Merger (as defined in the Merger Agreement) has been increased from $25 per share to $30 per share, as described below.
As amended, upon the closing of the Merger, each outstanding share of Data Domain common stock (other than those shares with respect to which appraisal rights are properly exercised and not withdrawn) will be converted into the right to receive (a) $16.45 per share in cash, without interest (the per share amount of cash being referred to as the “Cash Consideration”), plus (b) a number of validly issued, fully paid and non-assessable shares of NetApp common stock equal to the following exchange ratio (the “Exchange Ratio”):
     (i) 0.7783 shares of NetApp common stock if the Closing Average (as defined below) is less than $17.41,
     (ii) 0.6370 shares of NetApp common stock if the Closing Average is greater than $21.27, and
     (iii) that fraction of a share of NetApp common stock (rounded to the nearest ten thousandth) equal to the quotient obtained by dividing $13.55 by the Closing Average, if the Closing Average is (A) less than or equal to $21.27 and (B) greater than or equal to $17.41 (the per share amount of stock referenced in (i), (ii) or (iii) above, as applicable, being referred to as the “Stock Consideration”).
The “Closing Average” is defined as the average of the closing sales prices for NetApp common stock, rounded to the nearest one-hundredth of a cent, on NASDAQ for the ten most recent consecutive trading days ending on the third trading day immediately prior to the closing of the Merger.
In the event that the Exchange Ratio is greater than or equal to 0.7006 and less than 0.7783, NetApp, in its sole discretion, may (a) reduce the Stock Consideration by such amount as NetApp may determine and (b) increase the Cash Consideration by an amount equal to the product of (i) the amount of the such reduction in the Stock Consideration multiplied by (ii) the Closing Average. However, NetApp may not reduce the amount of the Stock Consideration and increase the Cash Consideration to the extent that it would reasonably be expected to cause the Merger to fail to qualify as a tax-free reorganization under the Internal Revenue Code, except as may be required as described in the paragraph below. The parties can make no assurances as to the tax-free status of the transaction.
If the aggregate amount of the Stock Consideration issuable in the Merger (including Stock Consideration issuable to holders of Data Domain options, restricted stock and restricted shares) would exceed 19.5% of the outstanding shares of NetApp common stock immediately prior to the closing of the Merger, the Stock Consideration will be decreased to the minimum extent necessary so that no more than 19.5% of the outstanding shares of NetApp common stock will be issued in the Merger (with such percentage measured immediately prior to the closing of the Merger). In such event, the Cash Consideration will be increased by an amount equal to the product of (a) the amount of the reduction in the Stock Consideration multiplied by (b) the Closing Average.
Other than as described above, the Merger Agreement, as filed on May 21, 2009 on a Current Report on Form 8-K, remains in full force and effect as originally executed on May 20, 2009. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 2.1 hereto and incorporated into this report by reference.

Item 8.01 Other Information.
On June 3, 2009, NetApp issued a press release relating to its offer to increase the merger consideration payable by NetApp to the Data Domain stockholders in connection with the Merger. A copy of the press release is attached hereto as Exhibit 99.1. Later on the same day, NetApp and Data Domain issued a joint press release announcing the execution of the Amendment by the parties. A copy of the joint press release is attached hereto as Exhibit 99.3.
Additional Information and Where to Find It
NetApp plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction and Data Domain plans to file with the SEC and mail to its stockholders a Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Proxy Statement/Prospectus will contain important information about NetApp, Data Domain, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by NetApp and Data Domain through the web site maintained by the SEC at www.sec.gov and by contacting NetApp Investor Relations at (408) 822-7098 or Data Domain Investor Relations at (408) 980-4909. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC on NetApp’s website at www.netapp.com and on Data Domain’s website at www.datadomain.com.
Participants in the Acquisition of Data Domain
NetApp, Data Domain and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of Data Domain stockholders in connection with the proposed transaction will be set forth in the Proxy Statement/Prospectus described above when it is filed with the SEC. Additional information regarding NetApp’s executive officers and directors is included in NetApp’s definitive proxy statement, which was filed with the SEC on July 14, 2008, and additional information regarding Data Domain’s executive officers and directors is included in Data Domain’s Annual Report on Form 10-K/A for fiscal year ended December 31, 2008, which was filed with the SEC on April 30, 2009. You can obtain free copies of these documents from NetApp or Data Domain using the contact information above.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of June 3, 2009, by and among NetApp, Inc. and Data Domain, Inc., Kentucky Merger Sub One Corporation, and Derby Merger Sub Two LLC.

99.1	Press Release by NetApp, Inc., dated June 3, 2009.

99.2	Offer Letter to the Board of Directors of Data Domain, Inc. (Disseminated by NetApp as an attachment to the Press Release filed as exhibit 99.1 hereto.)

99.3	Joint Press Release by NetApp, Inc. and Data Domain, Inc., dated June 3, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETAPP, INC.
Date: June 3, 2009

	By:	/s/ Andrew Kryder
Andrew Kryder
Secretary, General Counsel and Senior Vice President, Legal and Tax